Special Shareholder Meeting Results (Unaudited)
The Trust held a special meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the following proposals.
Proposal 1: Election of Trustees
The complete Board of Trustees was elected by the shareholders of all of the series of the Trust, including the Funds. The results of the voting were as follows:

Votes Received
(Amounts in
thousands)
John F. Finn

  In Favor
132,674,822
  Withheld
508,692
Dr. Matthew Goldstein

  In Favor
132,670,672
  Withheld
512,842
Robert J. Higgins

  In Favor
124,038,998
  Withheld
9,144,516
Frankie D. Hughes

  In Favor
132,681,734
  Withheld
501,780
Peter C. Marshall

  In Favor
132,663,579
  Withheld
519,935
Mary E. Martinez

  In Favor
132,682,318
  Withheld
501,196
Marilyn McCoy

  In Favor
132,681,993
  Withheld
501,520
Mitchell M. Merin

  In Favor
132,664,715
  Withheld
518,799
William G. Morton, Jr.

  In Favor
132,650,698
  Withheld
532,816
Robert A. Oden, Jr.

  In Favor
132,664,727
  Withheld
518,788
Marian U. Pardo

  In Favor
132,690,792
  Withheld
492,722
Frederick W. Ruebeck

  In Favor
132,644,244
  Withheld
539,269
James J. Schonbachler

  In Favor
132,671,281
  Withheld
512,233

Proposal 2: To approve the replacement of the fundamental investment objective for the Market
Expansion Enhanced Index Fund with a new fundamental investment objective. The results of the voting were as follows:

Net Assets
(Amounts in
thousands)
For
1,250,513
Against
1,049
Abstain
442
Broker Non Votes
104,835

Proposal 3: To approve the replacement of the fundamental investment objective for the Large
Cap Growth Fund with a new fundamental investment objective. The special meeting was adjourned because the proposal did not receive enough shareholder votes to pass.

The results of the voting were as follows:

Votes
Received
(Amounts in
thousands)
For
125,187
Against
1,481
Abstain
939
Broker Non Votes
144,718

The new fundamental investment objective was approved by shareholders of the Fund when the special meeting reconvened on July 23, 2014.

The results of the voting were as follows:

Votes
Received
(Amounts in
thousands)
For
183,396
Against
3,938
Abstain
2,575
Broker Non Votes
71,772

Proposal 4: To approve the replacement of the fundamental investment objective for the
Equity Income Fund with a new fundamental investment objective. The special meeting was adjourned because the proposal did not receive enough shareholder votes to pass.

The results of the voting were as follows:

Votes
Received
(Amounts in
thousands)
For
146,241
Against
2,050
Abstain
1,740
Broker Non Votes
184,249

The new fundamental investment objective was approved by shareholders of the Fund when the special meeting reconvened on July 23, 2014.

The results of the voting were as follows:

Votes
Received
(Amounts in
thousands)
For
201,763
Against
4,939
Abstain
4,099
Broker Non Votes
75,735

Proposal 5: To approve the replacement of the fundamental investment objective for the Mid Cap
Growth Fund with a new fundamental investment objective. The special meeting was adjourned because the proposal did not receive enough shareholder votes to pass.
The results of the voting were as follows:

Votes
Received
(Amounts in
thousands)
For
13,083
Against
326
Abstain
229
Broker Non Votes
15,311

The new fundamental investment objective was approved by shareholders of the Fund when the special meeting reconvened on July 23, 2014.
The results of the voting were as follows:

Votes
Received
(Amounts in
thousands)
For
39,826
Against
593
Abstain
529
Broker Non Votes
 12,639